Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports First Quarter 2025 Financial Results and Highlights Recent Period Progress

− Achieved First Quarter 2025 Global Net Product Revenues of $469 Million, Representing 28% Year-Over-Year Growth Compared to Q1 2024 Driven by Continued Strong Growth of 36% from hATTR-PN Franchise –

− Received U.S. Food and Drug Administration (FDA) Approval of AMVUTTRA® (vutrisiran) to Reduce Cardiovascular Death, Cardiovascular Hospitalizations and Urgent Heart Failure Visits in Adults with ATTR Amyloidosis with Cardiomyopathy (ATTR-CM) –

− AMVUTTRA ATTR-CM Launch Underway with Strong Progress Across All Early Commercial Indicators –

− Approval of Qfitlia™ Represents the First and Only Therapeutic to Treat Hemophilia A or B With or Without Inhibitors and the Sixth Alnylam-Discovered RNAi Therapeutic Approved by U.S. FDA –

− Reiterates 2025 Financial Guidance, Including Combined Net Product Revenues of $2,050 Million to $2,250 Million –

CAMBRIDGE, Mass., May 1, 2025 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the first quarter ended March 31, 2025 and reviewed recent business highlights.

“2025 is off to a remarkable start, having ended the first quarter with U.S. regulatory approval of AMVUTTRA for ATTR-CM. This important launch is underway, and we’re delighted with our early progress in driving awareness, unlocking patient access, and getting patients on treatment in the initial few weeks since approval. We’re also thrilled with the U.S. FDA approval of Qfitlia, under license with Sanofi, which is the sixth Alnylam-discovered RNAi therapeutic approved in the U.S.,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “As we progress the AMVUTTRA launch and further solidify our leadership in TTR, we’re excited by the opportunity we have to reinvest in our highly productive RNAi platform, for which we highlighted key programs at our recent R&D Day. These include multiple near- and mid-stage potentially transformative therapies that represent blockbuster opportunities as our pipeline rapidly expands across multiple therapeutic areas. This unique biotech profile will propel us toward achievement of our Alnylam P5x25 goals and continue delivering sustainable innovation to patients for many years to come.”

First Quarter 2025 and Recent Significant Business Highlights

Commercial Performance

Total TTR: AMVUTTRA® (vutrisiran) & ONPATTRO® (patisiran)

•Achieved global net product revenues for AMVUTTRA and ONPATTRO for the first quarter of $310 million and $49 million, respectively, representing 36% growth compared to Q1 2024.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•Achieved global net product revenues for GIVLAARI and OXLUMO for the first quarter of $67 million and $42 million, respectively, representing 8% growth compared to Q1 2024.

R&D Highlights

•Strong progress making AMVUTTRA available for ATTR-CM in various global markets.
▪Received U.S. FDA approval of the supplemental New Drug Application (sNDA) for AMVUTTRA for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits.
▪Received approval from ANVISA (Brazilian Health Regulatory Agency) for ATTR-CM.
▪Received a positive opinion from the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) recommending approval of vutrisiran for the treatment of ATTR-CM.
▪Marketing authorization applications based on data from the landmark HELIOS-B Phase 3 clinical trial are currently under review by several global health agencies including the Japanese Pharmaceuticals and Medical Devices Agency (PMDA).

•Presented new data from HELIOS-B at the American College of Cardiology Scientific Session 2025, further supporting vutrisiran’s compelling therapeutic profile, including:
▪Echocardiographic data demonstrating that treatment with vutrisiran led to significant improvements in diastolic function and attenuation of declines in left ventricular (LV) and right ventricular (RV) systolic function at Month 18, compared to placebo. HELIOS-B included the largest systematic echocardiographic study conducted to date in an ATTR pivotal trial.

▪An exploratory subgroup analysis demonstrating that vutrisiran reduced all-cause mortality and recurrent cardiovascular events compared to placebo across a range of baseline heart failure severities in patients with ATTR-CM. These data were also published in the Journal of the American College of Cardiology.
▪A separate analysis confirming that vutrisiran significantly maintained or improved functional capacity, and patient-reported health status and quality of life, compared to placebo over 30 months. These data were also published in the Journal of the American College of Cardiology.

•Presented updates from the Company’s robust pipeline and organic platform at R&D Day.
▪Disclosed two new clinical programs:
•ALN-6400, targeting liver-derived plasminogen, which could represent a universal hemostatic agent for the treatment of bleeding disorders without the risk of thrombosis.
•ALN-4324, targeting GRB14, a potential insulin sensitizer for the treatment of type 2 diabetes. Alnylam announces today that a Phase 1 clinical trial for ALN-4324 has been initiated.
▪Shared encouraging data from our expanding neuroscience franchise, including an update on the new ALN-HTT02 program, which has a highly differentiated exon-1-targeting approach to lower huntingtin (HTT) for Huntington’s disease.
▪Presented new preclinical data on delivery solutions with best-in-class potential for adipose, muscle, heart, and kidney tissue and for crossing the blood-brain barrier, supporting Alnylam’s aspiration to unlock every major tissue for RNAi therapeutics by 2030.

Alnylam’s partner, Sanofi, received U.S. FDA approval for Qfitlia (fitusiran) for routine prophylaxis to prevent or reduce the frequency of bleeding episodes in adult and pediatric patients 12 years of age and older with hemophilia A or B, with or without factor VIII or IX inhibitors (neutralizing antibodies). Qfitlia is the sixth Alnylam-discovered RNAi therapeutic approved by the U.S. FDA.

Key Upcoming Events

Alnylam intends to initiate the TRITON-CM Phase 3 clinical trial of nucresiran in patients with ATTR-CM in the first half of 2025.

Alnylam anticipates regulatory approval for AMVUTTRA for ATTR-CM in Japan in Q2 and in the European Union in Q3 of 2025.

Alnylam also intends to release data from the KARDIA-3 Phase 2 clinical trial evaluating zilebesiran in combination with at least two antihypertensives in high cardiovascular risk patients with uncontrolled hypertension in the second half of 2025. These results will further inform the design of a Phase 3 cardiovascular outcomes trial for zilebesiran that Alnylam intends to initiate in the second half of 2025.

Financial Results for the Quarter Ended March 31, 2025

	Three Months Ended March 31,		Change, %
(In thousands, except per share amounts and percentages)	2025	2024
Total revenues	$594,189	$494,333	20%
GAAP Income (loss) from operations	$18,077	$(43,435)	(142)%
Non-GAAP Income from operations	$74,789	$1,912	*
GAAP Net loss per common share — basic and diluted	$(0.44)	$(0.52)	(15)%
Non-GAAP Net loss per common share — basic and diluted	$(0.01)	$(0.16)	(94)%
* Indicates the percentage change period over period is greater than 500%.
For an explanation of our use of non-GAAP financial measures, refer to the “Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, see the tables at the end of this press release.
Revenue Summary

	Three Months Ended March 31,		Change, %	Change at CER, %**
(In thousands, except percentages)	2025	2024
Net product revenues:
Total TTR net product revenues	$359,481	$264,458	36%	38%
Total Rare net product revenues	109,057	100,705	8%	11%
Total net product revenues	468,538	365,163	28%	30%
Net revenues from collaborations:
Roche	17,056	74,680	(77)%	(77)%
Regeneron Pharmaceuticals	51,039	26,764	91%	91%
Novartis AG	—	14,516	(100)%	(100)%
Other	31,090	2,588	*	*
Total net revenues from collaborations	99,185	118,548	(16)%	(16)%
Royalty revenue	26,466	10,622	149%	149%
Total revenues	$594,189	$494,333	20%	22%
* Indicates the percentage change period over period is greater than 500%
** Change at constant exchange rates, or CER, represents growth calculated as if exchange rates had remained unchanged from those used during the three months ended March 31, 2024. CER is a non-GAAP financial measure
Net Product Revenues
•Net product revenues increased 28% and 30% at actual currency and CER, respectively, during the three months ended March 31, 2025, as compared to the same period in 2024, due to growth from AMVUTTRA driven by increased patient demand, partially offset by a decrease in ONPATTRO due to patient switches to AMVUTTRA, as well as an increased number patients on GIVLAARI.

Net Revenues from Collaborations
•Net revenues from collaborations decreased during the three months ended March 31, 2025, as compared to the same period in 2024, primarily due to recognition of $65.0 million of revenue associated with a milestone under our Roche Collaboration from dosing the first patient in the zilebesiran KARDIA-3 clinical trial during the three months ended March 31, 2024, which did not reoccur during the three months ended March 31, 2025. This was partially offset by increased revenue recognized in connection with our Regeneron Collaboration during the three months ended March 31, 2025 as a result of an increase in activities under our licensed programs and recognition of a $30.0 million payment in connection with the amendment to our agreement with Vir Biotechnology, Inc. in March 2025.
Operating Expense Summary

	Three Months Ended March 31,		Change, %
(In thousands, except percentages)	2025	2024
Cost of goods sold	$70,183	$54,613	29%
% of net product revenues	15.0%	15.0%	0%
Cost of collaborations and royalties	$858	$11,363	(92)%
GAAP Research and development expenses	$265,122	$260,995	2%
Non-GAAP Research and development expenses	$241,324	$241,780	0%
GAAP Selling, general and administrative expenses	$239,949	$210,797	14%
Non-GAAP Selling, general and administrative expenses	$207,035	$184,665	12%
Cost of Goods Sold
•Cost of goods sold as a percentage of net product revenues was consistent during the three months ended March 31, 2025, as compared to the same period in 2024.
Research & Development (R&D) Expenses
•GAAP R&D expenses increased during the three months ended March 31, 2025, as compared to the same period in 2024, primarily due to:
◦increased stock-based compensation expense; and
◦increased clinical trial expenses primarily associated with zilebesiran in the KARDIA-3 clinical trial and mivelsiran in the cAPPRicorn-1 clinical trial due to increased Phase 2 activities, as well as startup activities and other clinical trial expenses associated with zilebesiran in the KARDIA-6 cardiovascular outcomes trial and nucresiran in the TRITON-CM Phase 3 clinical trial in patients with ATTR amyloidosis with cardiomyopathy.
Partially offset by:
◦decreased expenses within other clinical programs, specifically the HELIOS-B Phase 3 clinical trial of vutrisiran due to the wind-down of clinical activities.
Non-GAAP R&D expenses remained consistent during the three months ended March 31, 2025, as compared to the same period in 2024.

Selling, General & Administrative (SG&A) Expenses
•GAAP and non-GAAP SG&A expenses increased during the three months ended March 31, 2025, as compared to the same period in 2024, primarily due to increased marketing investment associated with the promotion of our TTR therapies and increased employee compensation expenses.
Other Financial Highlights
Interest expense
•Interest expense for the three months ended March 31, 2025 of $38.6 million included interest of $35.0 million attributed to the liability related to the sale of future Leqvio royalties.
Other expense, net
•Other expense, net for the three months ended March 31, 2025 of $59.7 million included a charge associated with the change in fair value of the development derivative liability of $58.9 million, attributed to valuation updates primarily driven by the regulatory approval of AMVUTTRA for the treatment ATTR-CM.
Provision for income taxes
•During the three months ended March 31, 2025, we recorded a provision for income taxes of $15.9 million, primarily due to income generated in Switzerland. We will utilize deferred tax assets in Switzerland to offset current cash tax liabilities and will continue to maintain a full valuation allowance against our net deferred tax assets in the U.S. and certain deferred tax assets in Switzerland.
Financial position
•Cash, cash equivalents and marketable securities were $2.63 billion as of March 31, 2025, as compared to $2.69 billion as of December 31, 2024, with the decrease primarily driven by operating activities.
•Net cash used in operating activities for the three months ended March 31, 2025 of $118.3 million, included $61.7 million of payments associated with the liability related to the sale of future Leqvio royalties allocated to interest.
•Net cash provided by financing activities for the three months ended March 31, 2025 of $44.1 million, included $5.3 million of payments associated with an achieved development milestone for the development derivative liability.
A reconciliation of our GAAP to non-GAAP financial results for the quarter is included in the tables at the end of this press release.

2025 Financial Guidance
Full year 2025 financial guidance is reiterated and consists of the following:

Total TTR net product revenues (AMVUTTRA, ONPATTRO)[1]	$1,600 million - $1,725 million
Total Rare net product revenues (GIVLAARI, OXLUMO)	$450 million - $525 million
Total net product revenues	$2,050 million - $2,250 million
Net product revenues growth vs. 2024 at currency exchange rates as of December 31, 2024[2]	25% to 37%
Net product revenues growth vs. 2024 at constant exchange rates[3]	26% to 39%
Net revenues from collaborations and royalties[4]	$650 million - $750 million
Non-GAAP R&D and SG&A expenses[5]	$2,100 million - $2,200 million
Non-GAAP Operating income[5]	Achieve profitability

[1]Assumes approvals and launches of AMVUTTRA for ATTR-CM in Germany and Japan in the second half of 2025
[2] Full-year 2025 guidance utilizing currency exchange rates as of December 31, 2024: 1 EUR = 1.04 USD and 1 USD = 157 JPY
[3]Representing growth calculated as if the exchange rates had remained unchanged from those used in 2024, which is a non-GAAP financial measure
[4]Net revenues from collaborations assume achievement of $300 million milestone from Roche for initiation of a Phase 3 cardiovascular outcomes trial for zilebesiran
[5]Primarily excludes $270-$330 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains or losses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.
The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses and realized and unrealized gains or losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized gains or losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.
Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.
The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss first quarter 2025 results as well as expectations for the future via conference call on Thursday, May 1, 2025 at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About AMVUTTRA® (vutrisiran)
AMVUTTRA® (vutrisiran) is an RNAi therapeutic that delivers rapid knockdown of transthyretin (TTR), addressing the underlying cause of transthyretin (ATTR) amyloidosis. Administered quarterly via subcutaneous injection by a healthcare professional, AMVUTTRA is approved and marketed in more than 15 countries for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults and is approved in the U.S. for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal study, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is

Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A study, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 study, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C study, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products include AMVUTTRA® (vutrisiran), ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), which are being developed and commercialized by Alnylam, and Leqvio® (inclisiran) and Qfitlia™ (fitusiran), which are being developed and commercialized by Alnylam’s partners, Novartis and Sanofi, respectively. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s expectations regarding the prospects for the launch of AMVUTTRA for the treatment of ATTR-CM in the U.S. and other countries; the receipt of regulatory approval for AMVUTTRA for ATTR-CM in Japan and the European Union and the timing of such approvals; the potential for Alnylam to be a leader in TTR; the potential for Alnylam to advance its research and development programs, including to advance multiple near- and mid-stage potentially transformative therapies that represent blockbuster opportunities and to expand its pipeline across multiple therapeutic areas; Alnylam’s ability to achieve its “Alnylam P5x25” goals and to deliver sustainable innovation to patients for many years to come; the potential benefits of Alnylam’s product candidates, including the potential for ALN-6400 to represent a universal hemostatic agent for the treatment of bleeding disorders without the risk of thrombosis, the potential for ALN-4323 to be an insulin sensitizer for the treatment of type 2 diabetes, and the potential for ALN-HTT02 to treat Huntington’s disease; Alnylam’s ability to develop delivery systems with best in class potential for adipose, muscle, heart, and kidney tissue and for crossing the blood-brain barrier; Alnylam’s ability to unlock every major tissue for RNAi therapeutics by 2030; the timing of initiation of the TRITON-CM Phase 3 clinical trial of nucresiran in ATTR-CM; the timing of the release of data from the KARDIA-3 Phase 2 clinical trial of zilebesiran; Alnylam’s initiation of a Phase 3 cardiovascular outcomes trial for zilebesiran and the timing of any such initiation; and Alnylam’s projected commercial and financial performance, including the expected range, for 2025, of TTR net product revenues, Rare net product revenues, total net product revenues, and net revenues from collaborations and royalties, and the expected range of aggregate annual GAAP and non-GAAP R&D and SG&A expenses and non-GAAP operating income for 2025, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including zilebesiran, nucresiran and mivelsiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, and Regeneron; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,019,654	$966,428
Marketable debt securities	1,605,368	1,719,920
Marketable equity securities	7,200	8,156
Accounts receivable, net	418,035	405,308
Inventory	65,581	78,509
Prepaid expenses and other current assets	152,420	116,964
Total current assets	3,268,258	3,295,285
Property, plant and equipment, net	498,684	502,784
Operating lease right-of-use assets	197,233	191,148
Deferred tax assets	107,224	116,863
Restricted investments	68,592	68,593
Other assets	73,820	65,310
Total assets	$4,213,811	$4,239,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$97,399	$88,415
Accrued expenses	704,165	793,692
Operating lease liabilities	46,011	41,886
Deferred revenue	28,160	55,481
Liability related to the sale of future royalties	81,793	113,018
Development derivative liability	118,095	93,780
Total current liabilities	1,075,623	1,186,272
Operating lease liabilities, net of current portion	230,061	229,541
Convertible debt	1,025,566	1,024,621
Liability related to the sale of future royalties, net of current portion	1,338,821	1,334,353
Development derivative liability, net of current portion	422,434	393,139
Other liabilities	5,871	4,969
Total liabilities	4,098,376	4,172,895
Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized; 130,311 shares issued and outstanding as of March 31, 2025; 129,294 shares issued and outstanding as of December 31, 2024	1,303	1,293
Additional paid-in capital	7,496,876	7,388,061
Accumulated other comprehensive loss	(37,517)	(34,518)
Accumulated deficit	(7,345,227)	(7,287,748)
Total stockholders' equity	115,435	67,088
Total liabilities and stockholders' equity	$4,213,811	$4,239,983

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Statements of Operations
Revenues:
Net product revenues	$468,538	$365,163
Net revenues from collaborations	99,185	118,548
Royalty revenue	26,466	10,622
Total revenues	594,189	494,333
Operating costs and expenses:
Cost of goods sold	70,183	54,613
Cost of collaborations and royalties	858	11,363
Research and development	265,122	260,995
Selling, general and administrative	239,949	210,797
Total operating costs and expenses	576,112	537,768
Income (loss) from operations	18,077	(43,435)
Other (expense) income:
Interest expense	(38,646)	(35,253)
Interest income	28,673	29,645
Other expense, net	(49,700)	(14,544)
Total other expense, net	(59,673)	(20,152)
Loss before income taxes	(41,596)	(63,587)
Provision for income taxes	(15,883)	(2,348)
Net loss	$(57,479)	$(65,935)
Net loss per common share — basic and diluted	$(0.44)	$(0.52)
Weighted-average common shares used to compute basic and diluted net loss per common share	129,676	126,138

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Reconciliation of GAAP to Non-GAAP Research and development:
GAAP Research and development	$265,122	$260,995
Less: Stock-based compensation expenses	(23,798)	(19,215)
Non-GAAP Research and development	$241,324	$241,780

Reconciliation of GAAP to Non-GAAP Selling, general and administrative:
GAAP Selling, general and administrative	$239,949	$210,797
Less: Stock-based compensation expenses	(32,914)	(26,132)
Non-GAAP Selling, general and administrative	$207,035	$184,665

Reconciliation of GAAP to Non-GAAP Income (loss) from operations:
GAAP Income (loss) from operations	$18,077	$(43,435)
Add: Stock-based compensation expenses	56,712	45,347
Non-GAAP Operating income	$74,789	$1,912

Reconciliation of GAAP to Non-GAAP Net loss:
GAAP Net loss	$(57,479)	$(65,935)
Add: Stock-based compensation expenses	56,712	45,347
Add: Unrealized loss (gain) on marketable equity securities	956	(78)
Less: Income tax effect of GAAP to non-GAAP reconciling items	(1,476)	—
Non-GAAP Net loss	$(1,287)	$(20,666)

Reconciliation of GAAP to Non-GAAP Net loss per common share - basic and diluted:
GAAP Net loss per common share — basic and diluted	$(0.44)	$(0.52)
Add: Stock-based compensation expenses	0.44	0.36
Add: Unrealized loss (gain) on marketable equity securities	0.01	—
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.01)	—
Non-GAAP Net loss per common share — basic and diluted	$(0.01)	$(0.16)
Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)

March 31, 2025
Three Months Ended
Total TTR net product revenue growth, as reported	36%
Add: Impact of foreign currency translation	2
Total TTR net product revenue growth at constant currency	38%

Total Rare net product revenue growth, as reported	8%
Add: Impact of foreign currency translation	3
Total Rare net product revenue growth at constant currency	11%

Total net product revenue growth, as reported	28%
Add: Impact of foreign currency translation	2
Total net product revenue growth at constant currency	30%